NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST REPORTS FOURTH QUARTER RESULTS
DALLAS — (February 27, 2008) — Ashford Hospitality Trust, Inc. (NYSE:AHT) today reported the following results and performance measures for the fourth quarter ended December 31, 2007. The proforma performance measurements for Occupancy, Average Daily Rate (ADR), revenue per available room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) include the Company’s 110 hotels owned as of December 31, 2007, which excludes 2 hotel assets (the Sheraton Iowa City and the JW Marriott New Orleans) held for sale as of that date. Unless otherwise stated, all reported results compare the fourth quarter ended December 31, 2007, with the fourth quarter ended December 31, 2006. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
FINANCIAL HIGHLIGHTS
•	Total revenue increased 145% to $345.1 million from $141.1 million

•	Net loss to common shareholders was $9.9 million, or $0.08 per diluted share

•	Adjusted funds from operations (AFFO), excluding gains on sales, increased 68% to $42.8 million

•	AFFO per diluted share increased 11.1% to $0.30 from $0.27

•	Cash available for distribution (CAD) increased 53% to $32.6 million

•	CAD per diluted share was $0.23

•	Declared quarterly common dividend of $0.21 per diluted share

•	Dividend coverage in 2007 was 120% of CAD and 152% of AFFO
STRONG INTERNAL GROWTH
•	Proforma RevPAR increased 7.8% for hotels not under renovation on a 5.0% increase in ADR to $137.06 and a 176-basis point improvement in occupancy

•	Proforma RevPAR increased 6.1% for all hotels on a 5.2% increase in ADR to $140.14 and a 61-basis point improvement in occupancy

•	Proforma same-property Hotel Operating Profit for hotels not under renovation improved 13.7%

•	Proforma same-property Hotel Operating Profit margin for hotels not under renovation improved 175 basis points
CAPITAL RECYCLING AND ASSET ALLOCATION
•	Capex invested in the fourth quarter and in 2007 totaled $50 million and $127 million, respectively

•	Capex for 2008 is estimated at $140 million, which includes $80 million for brand PIP’s or renovations already underway and $60 million for projects that could be deferred, additionally $50 million of ROI projects are under evaluation

•	Five hotels sold in the fourth quarter for $155 million, bringing the total of asset sales completed in 2007 to $312 million

•	One hotel sold to date in the first quarter for $67.5 million
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Fourth Quarter Results

February 27, 2008
•	Repurchased 2.4 million shares of common stock in the fourth quarter for a total of $18.2 million, leaving $31.8 million outstanding under the current authorization at December 31, 2007
PORTFOLIO REVPAR GROWTH
As of December 31, 2007, the Company had a portfolio of direct hotel investments consisting of 110 properties classified in continuing operations. During the fourth quarter, 99 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma total basis (all 110 hotels) and proforma not-under-renovation basis (99 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its direct hotel portfolio. The Company’s reporting by region and brand includes the results of all 110 hotels. Details of each category are provided in the tables attached to this release.
•	RevPAR growth by region was led by: New England (4) with 11.4%; West South Central (11 hotels) with a 10.4% increase; Pacific (22) with 8.2%; West North Central (3) with 5.8%; South Atlantic (39) with 5.7%; East North Central (10) with 4.1%; Middle Atlantic (10) with 3.4%; Mountain (8) with 2.8%; East South Central (2) with 0.1%; and Canada (1) with 1.0% decrease.

•	RevPAR growth by brand was led by: InterContinental (2 hotels) with 10.9%; Radisson (2) with 7.2%; Marriott (57) with 7.0%; Hyatt (5) with 6.1%; Hilton (35 hotels) with 5.7%; Starwood (7) with 5.1%; and independents (2) with a 38.6% decrease
HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS
For the 99 hotels as of December 31, 2007 that were not under renovation, Proforma Hotel EBITDA (adjusted as if all hotels were included throughout both periods) increased 13.7% to $84.4 million. Proforma Hotel EBITDA margin (expressed as a percentage of Total Hotel Revenue) improved 175 basis points to 28.48%. For all 110 hotels included in continuing operations as of December 31, 2007, Proforma Hotel EBITDA increased 8.4% to $93.4 million and Hotel EBITDA margin increased 88 basis points to 26.81%.
Ashford believes year-over-year Hotel EBITDA and Hotel EBITDA margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Proforma Hotel EBITDA and Proforma Hotel EBITDA margin for the current and certain prior-year periods based upon the number of core hotels in the portfolio as of the end of the current period. As Ashford’s portfolio mix changes from time to time so will the seasonality for Proforma Hotel EBITDA and Proforma Hotel EBITDA margin. The details of the quarterly calculations for the last four quarters for the current portfolio of 110 hotels are provided in the tables attached to this release.
Monty J. Bennett, President and CEO, commented, “Execution of our internal growth strategies delivered strong year-over-year RevPAR growth, margin improvement, and AFFO growth in the fourth quarter. We were very active in capital recycling with $155 million of asset sales completed during the quarter and accelerated our mezzanine lending with $22 million in loans acquired or originated and another $58 million to date in the first quarter. Consistent with our objective of securing sources of capital in addition to asset sales, we formed a $400 million joint venture with PREI to pursue domestic structured debt and equity investments.”
CAPITAL STRUCTURE
At December 31, 2007, the Company’s net debt (defined as total debt less unrestricted cash) to total gross assets (defined as un-depreciated investment in hotel property plus notes receivable) was 61.5%. As of December 31, 2007, the Company’s $2.7 billion debt balance consisted of 81% of fixed-rate debt, with a total weighted average interest rate of 5.94%. The Company’s weighted average debt maturity including extension options is 7.0 years. The Company’s EBITDA to fixed charge ratio was 2.4x for 2007.
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AHT Announces Fourth Quarter Results

February 27, 2008
FOURTH QUARTER INVESTMENT ACTIVITY
On October 2, 2007, the Company sold the Hilton Birmingham Perimeter Park in Birmingham, Alabama for approximately $25 million. In November 2007, the Company sold two Residence Inns in Torrance, California, and Atlanta, Georgia, for approximately $61.5 million; its Residence Inn in Kansas City, Missouri, for approximately $7.0 million; and the Marriott BWI Airport in Baltimore, Maryland, for approximately $61.5 million. As the Company acquired these properties on April 11, 2007, no gain or loss was recognized on the sales. In connection with these sales, the Company paid down $161.2 million of mortgage debt.
On December 5, 2007, the Company originated a $21.5 million mezzanine loan secured by interests in the Westin La Paloma Resort & Spa in Tucson, Arizona and the Westin Hilton Head Resort in Hilton Head, South Carolina.
On December 15, 2007, the Company completed an asset swap with Hilton Hotels Corporation, its partner in two joint ventures which were simultaneously dissolved, whereby the Company surrendered its majority ownership interest in two hotel properties in exchange for the joint venture partner’s minority ownership interest in nine hotel properties. In connection with this asset swap, the Company assumed $41.9 million of debt previously attributable to the joint venture partner’s minority ownership in the nine acquired hotel properties that secured such debt and surrendered $109.5 million of debt, of which $80.1 million was attributable to its majority ownership in the two surrendered hotel properties that secured such debt and the remainder attributable to the joint venture partner’s former minority ownership.
SUBSEQUENT INVESTMENT ACTIVITY
On January 2, 2008, the Company originated a $7.1 million mezzanine loan secured by an interest in the Hotel La Jolla in La Jolla, California. Maturing January 2011, the loan bears interest at a rate of 900 basis points over LIBOR, with interest-only payments through maturity.
On January 11, 2008, the Company sold its JW Marriott in New Orleans, Louisiana, for approximately $67.5 million. As the Company acquired this property on April 11, 2007, no gain or loss will be recognized on this sale. In connection with this sale, the buyer assumed approximately $43.5 million mortgage debt, payable at an 8.08% interest rate, due August 1, 2010.
On January 22, 2008, the Company formed a joint venture with Prudential Real Estate Investors (“PREI”) to invest in structured debt and equity hotel investments in the United States. The joint venture, which is expected to be funded over the next two years, will ultimately be capitalized with $300 million from investors in a fund managed by PREI and $100 million from the Company. The Company and PREI will contribute the capital required for each mezzanine investment on a 25%/75% basis, respectively. The Company will be entitled to annual management and sourcing fees, reimbursement of expenses, and a promoted yield equal to a current 1.3x the venture yield subject to maximum threshold limitations, but further enhanced by an additional promote based upon a total net return to PREI. PREI’s equity will be in a senior position on each investment. With limited exceptions, the joint venture will be the primary vehicle for the Company’s hotel lending efforts. The joint venture will have the right of first refusal on all mezzanine investment opportunities presented by the Company, provided the investment meets certain criteria. On February 6, 2008, PREI acquired a 75% interest in the Company’s $21.5 million Westin Tucson and Westin Hilton Head mezzanine loan receivable, which the Company originated December 5, 2007, and matures January 2018. Simultaneously, the Company and PREI capitalized the joint venture by contributing this $21.5 million mezzanine loan receivable to the joint venture.
On February 6, 2008, the Company acquired a $38.0 million mezzanine loan secured by the Ritz-Carlton Key Biscayne in Miami, Florida, for approximately $33.0 million. Maturing in June 2017, the loan bears
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AHT Announces Fourth Quarter Results

February 27, 2008
interest at a rate of 9.66% at par with an expected yield to the maturity to the Company of approximately 12.5%. This loan is wholly owned by the Company.
On February 14, 2008, the Company’s joint venture with PREI acquired a senior mezzanine loan secured by a 29-hotel portfolio of full- and select-service hotels. The Company’s 25% of the joint venture investment equals $17.5 million and is priced to yield approximately 17.9% based upon the purchase price discount to par, the forward LIBOR curve through the initial maturity of the loan, and the joint venture promote.
INVESTMENT OUTLOOK
Mr. Bennett concluded, “Generating continued internal growth from our portfolio, recycling capital and finding the best risk-adjusted returns for our shareholders in accretive opportunities remain our primary objectives for 2008. We believe there continues to be a significant disconnect in perceptions of the lodging industry’s fundamentals and its underlying strength. We have positioned our capital structure with long-term, low-cost, fixed-rate debt and low LTV’s, prioritized our capital allocations and secured access to multiple capital sources to ensure that we are able to continue deleveraging and take advantage of the increasing number of very attractive investment options available. Should the current misperception of the industry eventually turn into reality, however, we already have other contingency plans in place.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call on Thursday, February 28, 2008, at 11:00 a.m. ET. The number to call for this interactive teleconference is (800) 218-9073. A replay of the conference call will be available through March 6, 2008, by dialing (303) 590-3000 and entering the confirmation number, 11105973#.
The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2007 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com on Thursday, February 28, 2008, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year. A direct link to the live broadcast can be found at: http://www.videonewswire.com/event.asp?id=44835.
Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, Hotel Operating Profit, nor CAD represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.
* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel
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AHT Announces Fourth Quarter Results

February 27, 2008
investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Investment in hotel properties, net	$3,885,737	$1,632,946
Cash and cash equivalents	92,271	73,343
Restricted cash	52,872	9,413
Accounts receivable, net	51,314	22,081
Inventories	4,100	2,110
Assets held for sale	75,739	119,342
Notes receivable	94,225	102,833
Deferred costs, net	25,714	14,143
Prepaid expenses	20,223	11,154
Other assets	6,027	7,826
Intangible assets, net	13,889	—
Due from third-party hotel managers	58,300	15,964
Due from related parties	880	757

Total assets	$4,381,291	$2,011,912

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$2,700,775	$1,091,150
Capital leases payable	498	177
Accounts payable	55,177	16,371
Accrued expenses	69,519	32,591
Dividends payable	35,031	19,975
Deferred income	254	294
Deferred incentive management fees	3,557	3,744
Unfavorable management contract liabilities	23,396	15,281
Other liabilities	4,703	—
Due to third-party hotel managers	4,699	1,604
Due to related parties	3,612	4,152

Total liabilities	2,901,221	1,185,339

Commitments and contingencies
Minority interest in consolidated joint ventures	19,036	—
Minority interest related to limited partnership interests	101,031	109,864
Preferred stock, $0.01 par value:
Series B Cumulative Convertible Redeemable Preferred Stock, 7,447,865 issued and outstanding at December 31, 2007 and 2006, respectively	75,000	75,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at December 31, 2007 and 2006, respectively	23	23
Series D Cumulative Preferred Stock, 8,000,000 issued and outstanding at December 31, 2007	80	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 122,765,691 shares issued and 120,376,055 shares outstanding at December 31, 2007 and 72,942,841 shares issued and outstanding at December 31, 2006	1,228	729
Additional paid-in capital	1,455,917	708,420
Accumulated other comprehensive income (loss)	(115)	111
Accumulated deficit	(153,664)	(67,574)
Treasury stock, at cost (2,389,636 shares)	(18,466)	—

Total owners’ equity	1,285,003	641,709

Total liabilities and owners’ equity	$4,381,291	$2,011,912

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Year	Year	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
REVENUE
Rooms	$817,735	$358,420	$243,193	$102,805
Food and beverage	245,213	79,494	82,041	29,482
Rental income from operating leases	4,548	—	1,915	—
Other	48,932	17,090	15,153	5,132

Total hotel revenue	1,116,428	455,004	342,302	137,419
Interest income from notes receivable	11,005	14,858	2,411	3,341
Asset management fees from affiliates	1,334	1,266	338	331

Total Revenue	1,128,767	471,128	345,051	141,091

EXPENSES
Hotel operating expenses
Rooms	187,225	80,273	57,256	24,188
Food and beverage	176,052	59,099	56,691	20,832
Other direct	25,854	7,971	8,253	2,426
Indirect	307,231	134,459	94,556	41,018
Management fees	42,775	17,571	13,752	5,221

Total hotel expenses	739,137	299,373	230,508	93,685

Property taxes, insurance, and other	58,285	25,825	17,909	8,040
Depreciation and amortization	153,285	48,460	47,245	14,618
Corporate general and administrative:
Stock-based compensation	6,225	5,204	1,556	1,083
Other corporate and administrative	20,728	15,155	5,593	4,317

Total Operating Expenses	977,660	394,017	302,811	121,743

OPERATING INCOME	151,107	77,111	42,240	19,348

Interest income	3,178	2,917	928	852
Interest expense	(133,275)	(43,201)	(40,263)	(11,937)
Amortization of loan costs	(5,838)	(1,984)	(2,061)	(554)
Write-off of loan costs and exit fees	(4,216)	(101)	(143)	—

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	10,956	34,742	701	7,709
(Provision for) benefit from income taxes	(4,981)	2,945	(6,394)	2,340
Minority interest in consolidated joint ventures	(323)	—	(1,660)	—
Minority interest related to limited partners	(1,684)	(4,540)	402	(417)

INCOME (LOSS) FROM CONTINUING OPERATIONS	3,968	33,147	(6,951)	9,632
Income (loss) from discontinued operations, net:
(including gains on sales net of income taxes of approximately $28.2 million for the year ended December 31, 2007)	26,192	4,649	4,028	1,029

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	30,160	37,796	(2,923)	10,661
Preferred dividends	23,990	10,875	7,018	2,719

NET INCOME (LOSS)	$6,170	$26,921	$(9,941)	$7,942

(Loss) Income From Continuing Operations Per Share Available To Common Shareholders:
Basic	$(0.19)	$0.36	$(0.12)	$0.10

Diluted	$(0.19)	$0.36	$(0.12)	$0.08

Income From Discontinued Operations Per Share:
Basic	$0.25	$0.08	$0.03	$0.01

Diluted	$0.25	$0.07	$0.03	$0.01

Net Income (Loss) Per Share Available To Common Shareholders:
Basic	$0.06	$0.44	$(0.08)	$0.11

Diluted	$0.06	$0.43	$(0.08)	$0.09

Weighted Average Common Shares Outstanding:
Basic	105,786,502	61,713,178	120,870,709	71,781,641

Diluted	105,786,502	62,127,948	120,870,709	85,788,414

ASHFORD HOSPITALITY TRUST, INC.
EBITDA
(In Thousands)
(Unaudited)

	Year	Year	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net income (loss)	$30,160	$37,796	$(2,923)	$10,661

Add back:
Interest income	(3,064)	(2,917)	(814)	(852)
Interest expense and amortization of loan costs	154,338	48,457	44,483	13,285
Depreciation and amortization	166,161	52,863	48,516	15,743
Minority interest relating to limited partners	3,957	5,277	(69)	417
Provision for (benefit from) income taxes	5,599	(2,719)	514	(2,027)

	326,991	100,961	92,630	26,566

EBITDA	$357,151	$138,757	$89,707	$37,227

For the year ended December 31, 2007, EBITDA has not been adjusted to deduct the amortization of the unfavorable management contract liabilities of approximately $2.3 million, add back the write-off of loan costs and exit fees of approximately $8.7 million, and deduct gains on sales of properties of approximately $35.1 million.
For the year ended December 31, 2006, EBITDA has not been adjusted to add back the write-off of loan costs of approximately $788,000 and the loss from reclassification from discontinued to continuing of approximately $863,000 or deduct the amortization of the unfavorable management contract liability of approximately $531,000.
For the three months ended December 31, 2007, EBITDA has not been adjusted to deduct the amortization of the unfavorable management contract liabilities of approximately $753,000, add back the write-off of loan costs and exit fees of approximately $2.7 million, and add back losses on sales of properties of approximately $166,000
For the three months ended December 31, 2006, EBITDA has not been adjusted to deduct the amortization of the unfavorable management contract liability of approximately $318,000.
ASHFORD HOSPITALITY TRUST, INC.
FFO and Adjusted FFO
(In Thousands, Except Share And Per Share Amounts)
(Unaudited)

	Year	Year	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net income (loss) available to common shareholders	$6,170	$26,921	$(9,941)	$7,942

Plus real estate depreciation and amortization	165,757	52,550	48,391	15,663
Remove gains or losses on hotel sales, net of related income taxes	(28,204)	—	166	—
Remove minority interest relating to limited partners	3,957	5,277	(69)	417

FFO available to common shareholders	$147,680	$84,748	$38,547	$24,022

Add back dividends on convertible preferred stock	6,256	5,958	1,564	1,490
Add back non-cash dividends on Series C preferred stock	845	—	—	—
Add back write-off of loan costs and exit fees	8,664	788	2,697	—
Add back loss from reclassification of discontinued to continuing	—	863	—	—

Adjusted FFO	$163,445	$92,357	$42,808	$25,512

Adjusted FFO per diluted share available to common shareholders	$1.28	$1.13	$0.30	$0.27

Diluted weighted average shares outstanding	127,194,958	81,884,419	141,721,212	93,236,279

ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION (“CAD”)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Year		Year
	Ended		Ended
	December 31, 2007	(per diluted share)	December 31, 2006	(per diluted share)
Net income available to common shareholders	$6,170	$0.05	$26,921	$0.33
Add back dividends on convertible preferred stock	6,256	0.05	5,958	0.07

Total	$12,426	$0.10	$32,879	$0.40

Plus real estate depreciation and amortization	$165,757	$1.30	$52,550	$0.64
Plus non-cash dividends related to Series C preferred stock	845	0.01	—	0.00
Remove minority interest relating to limited partners	3,957	0.03	5,277	0.06
Plus stock-based compensation	6,225	0.05	5,204	0.06
Plus amortization of loan costs	7,781	0.06	2,038	0.02
Plus write-off of loan costs and exit fees	8,664	0.07	788	0.01
Plus loss from reclassification of discontinued to continuing	—	0.00	863	0.01
Less amortization of unfavorable management contract liabilities	(2,254)	(0.02)	(531)	(0.01)
Less gains on sales of properties, net of related income taxes	(28,204)	(0.22)	—	0.00
Less capital improvements reserve	(47,309)	(0.37)	(18,369)	(0.22)

CAD	$127,888	$1.01	$80,699	$0.99

	Three Months		Three Months
	Ended		Ended
	December 31, 2007	(per diluted share)	December 31, 2006	(per diluted share)
Net income (loss) available to common shareholders	$(9,941)	$(0.07)	$7,942	$0.09
Add back dividends on convertible preferred stock	1,564	0.01	1,490	0.02

Total	$(8,377)	$(0.06)	$9,432	$0.10

Plus real estate depreciation and amortization	$48,391	$0.34	$15,663	$0.17
Remove minority interest relating to limited partners	(69)	(0.00)	417	0.00
Plus stock-based compensation	1,556	0.01	1,083	0.01
Plus amortization of loan costs	2,335	0.02	569	0.01
Plus write-off of loan costs and exit fees	2,697	0.02	—	0.00
Plus loss from reclassification of discontinued to continuing	—	0.00	—	0.00
Less amortization of unfavorable management contract liabilities	(753)	(0.01)	(318)	(0.00)
Less gains on sales of properties, net of related income taxes	166	0.00	—	0.00
Less capital improvements reserve	(13,389)	(0.09)	(5,552)	(0.06)

CAD	$32,557	$0.23	$21,294	$0.23

Ashford Hospitality Trust, Inc.
Debt Summary
As of December 31, 2007
(in millions)

	Fixed-Rate	Floating-Rate	Total
	Debt	Debt	Debt
$487.1 million mortgage note payable secured by 32 hotel properties, matures between July 1, 2015 and February 1, 2016, at an average interest rate of 5.42%	$455.1	$—	$455.1
$211.5 million term loan secured by 16 hotel properties, matures between December 11, 2014 and December 11, 2015, at an average interest rate of 5.73%	211.5	—	211.5
$300.0 million secured credit facility, matures April 9, 2010, at an interest rate of LIBOR plus a range of 1.55% to 1.95% depending on the loan-to-value ratio, with two one-year extension options	—	65.0	65.0
$47.5 million term loan secured by 1 hotel property, matures October 10, 2008, at an interest rate of LIBOR plus 2.0%, with interest-only payments due monthly, with three one-year extension options	—	47.5	47.5
Mortgage note payable secured by one hotel property, matures December 1, 2017, at an interest rate of 7.24% through December 31, 2007 and 7.39% thereafter	50.8	—	50.8
Mortgage note payable secured by one hotel property, matures December 8, 2016, at an interest rate of 5.81%	101.0	—	101.0
Mortgage note payable secured by six hotel properties, matures December 11, 2009, at an interest rate of LIBOR plus 1.72%, with two one-year extension options	—	184.0	184.0
$928.5 million mortgage loan secured by 28 hotel properties, matures April 11, 2017, at an average blended interest rate of 5.95%	928.5	—	928.5
$213.9 million loan secured by 13 hotels and mezzanine notes receivable, matures May 9, 2009, at an interest rate of LIBOR plus 1.65%, with three one-year extension options	—	213.9	213.9
Mortgage loans assumed with acquisition of CNL portfolio, maturing between 2008 and 2018, with an average blended interest rate of 6.07%	405.0	—	405.0

Total Debt Excluding Premium	$2,151.9	$510.4	$2,662.3

Mark-to-Market Premium			3.7
Plus Debt Attributable to Joint Venture Partners			34.8

Net Debt Including Premium			$2,700.8

Percentage of Total	80.83%	19.17%	100.00%

Weighted Average Interest Rate at December 31, 2007			5.94%

ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS — PRO FORMA
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006	% Variance	2007	2006	% Variance
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:
Room revenues (1)	$250,133,802	$236,027,497	5.98%	$969,778,636	$915,334,923	5.95%
RevPAR (1)	$97.26	$91.67	6.09%	$103.02	$97.03	6.17%
Occupancy	69.40%	68.79%	0.89%	73.65%	73.47%	0.26%
ADR	$140.14	$133.27	5.15%	$139.86	$132.08	5.90%
NOTE: The above pro forma table assumes the 110 hotel properties owned and included in continuing operations at December 31, 2007 were owned as of the beginning of the periods presented.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006	% Variance	2007	2006	% Variance
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
Room revenues (1)	$216,972,161	$201,600,046	7.63%	$840,064,260	$785,857,794	6.90%
RevPAR (1)	$95.92	$89.02	7.75%	$101.61	$94.83	7.15%
Occupancy	69.98%	68.22%	2.58%	73.74%	72.91%	1.13%
ADR	$137.06	$130.49	5.04%	$137.80	$130.06	5.96%
NOTE: The above pro forma table assumes the 99 hotel properties owned and included in continuing operations at December 31, 2007 but not under renovation for the three and twelve months ended December 31, 2007 were owned as of the beginning of the periods presented.
Excluded Hotels Under Renovation:
Sea Turtle Inn Jacksonville, JW Marriott San Francisco, Homewood Suites Mobile, Residence Inn Jacksonville,
Marriott Gateway Arlington, Sheraton San Diego Mission Valley, Hilton Tucson El Conquistador, Hilton Minneapolis Airport,
Residence Inn Lake Buena Vista, Embassy Suites Philadelphia Airport, Embassy Suites Walnut Creek
OTHER NOTES:
NOTE 1: On March 26, 2006, the Company converted its Radisson hotel in Ft. Worth, Texas, to a Hilton hotel, which resulted in a room count reduction from 517 to 294. Consequently, the increase in pro forma RevPAR exceeded the increase in pro forma room revenues for the twelve months ended December 31, 2007 compared to the same 2006 period.
NOTE 2: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma tables, all room revenues related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(In Thousands)
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Twelve Months Ended
	December 31, 2007	December 31, 2006	% Variance	December 31, 2007	December 31, 2006	% Variance
REVENUE
Rooms (1)	250,134	236,027	5.98%	969,779	915,335	5.95%
Food and beverage	83,316	80,889	3.00%	289,509	279,807	3.47%
Other	15,017	15,483	-3.01%	59,842	60,939	-1.80%

Total hotel revenue	348,467	332,400	4.83%	1,319,130	1,256,081	5.02%

EXPENSES
Hotel operating expenses
Rooms (1)	58,831	56,906	3.38%	221,451	216,152	2.45%
Food and beverage	57,498	56,585	1.61%	208,552	203,623	2.42%
Other direct	8,326	8,439	-1.33%	32,290	33,399	-3.32%
Indirect	94,310	88,413	6.67%	349,923	332,152	5.35%
Management fees, includes base and incentive fees	18,125	17,134	5.78%	63,906	61,140	4.52%

Total hotel operating expenses	237,090	227,477	4.23%	876,121	846,466	3.50%

Property taxes, insurance, and other	17,946	18,718	-4.13%	68,945	67,800	1.69%

HOTEL OPERATING PROFIT (Hotel EBITDA)	93,431	86,205	8.38%	374,063	341,815	9.43%

Minority interest in consolidated joint ventures	1,567	1,519	3.13%	7,130	6,884	3.57%

HOTEL OPERATING PROFIT (Hotel EBITDA),
excluding minority interest in joint ventures	91,865	84,686	8.48%	366,933	334,931	9.55%

NOTE: The above pro forma table assumes the 110 hotel properties owned and included in continuing operations at December 31, 2007 were owned as of the beginning of the periods presented.
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Twelve Months Ended
	December 31, 2007	December 31, 2006	% Variance	December 31, 2007	December 31, 2006	% Variance
REVENUE
Rooms (1)	216,972	201,600	7.63%	840,064	785,858	6.90%
Food and beverage	68,069	64,587	5.39%	235,951	224,937	4.90%
Other	11,327	11,578	-2.17%	44,138	45,431	-2.85%

Total hotel revenue	296,368	277,766	6.70%	1,120,153	1,056,226	6.05%

EXPENSES
Hotel operating expenses
Rooms (1)	50,720	48,065	5.52%	190,485	181,997	4.66%
Food and beverage	46,852	45,418	3.16%	170,842	164,915	3.59%
Other direct	5,732	5,913	-3.06%	22,150	23,070	-3.99%
Indirect	78,733	74,311	5.95%	294,381	280,271	5.03%
Management fees, includes base and incentive fees	15,071	14,104	6.86%	53,240	50,395	5.65%

Total hotel operating expenses	197,109	187,811	4.95%	731,098	700,647	4.35%

Property taxes, insurance, and other	14,852	15,706	-5.44%	58,476	57,133	2.35%

HOTEL OPERATING PROFIT (Hotel EBITDA)	84,408	74,249	13.68%	330,579	298,446	10.77%

Minority interest in consolidated joint ventures	1,567	1,519	3.13%	7,130	6,884	3.57%

HOTEL OPERATING PROFIT (Hotel EBITDA),
excluding minority interest in joint ventures	82,841	72,730	13.90%	323,449	291,562	10.94%

NOTE: The above pro forma table assumes the 99 hotel properties owned and included in continuing operations at December 31, 2007 but not under renovation during the three and twelve months ended December 31, 2007 were owned as of the beginning of the periods presented

(1)	On March 26, 2006, the Company converted its Radisson hotel in Ft. Worth, Texas, to a Hilton hotel, which resulted in a room count reduction from 517 to 294. Consequently, the increase in pro forma RevPAR exceeded the increase in pro forma room revenues for the twelve months ended December 31, 2007 compared to the same 2006 period.

(2)	As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma tables, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Region
(Unaudited)

			Three Months Ended		Twelve Months Ended		Percent
			December 31,		December 31,		Change in RevPAR
Region	Number of Hotels	Number of Rooms	2007	2006	2007	2006	Quarter	YTD
Pacific (1)	22	5,864	$108.81	$100.54	$115.94	$107.56	8.2%	7.8%
Mountain (2)	8	1,704	$94.54	$91.97	$102.09	$97.41	2.8%	4.8%
West North Central (3)	3	690	$84.66	$80.00	$89.48	$85.55	5.8%	4.6%
West South Central (4)	11	2,585	$96.26	$87.23	$98.45	$88.82	10.4%	10.8%
East North Central (5)	10	2,624	$76.31	$73.31	$80.82	$79.69	4.1%	1.4%
East South Central (6)	2	236	$77.61	$77.54	$85.78	$83.83	0.1%	2.3%
Middle Atlantic (7)	10	2,669	$103.14	$99.75	$104.09	$97.20	3.4%	7.1%
South Atlantic (8)	39	8,044	$97.66	$92.43	$106.60	$100.98	5.7%	5.6%
New England (9)	4	458	$69.88	$62.71	$69.16	$62.88	11.4%	10.0%
Canada	1	607	$85.68	$86.53	$90.61	$95.28	-1.0%	-4.9%

Total Portfolio	110	25,481	$97.26	$91.67	$103.02	$97.03	6.1%	6.2%

(1)	Includes Alaska and California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Illinois, and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts

NOTE 1: The above pro forma table assumes the 110 hotel properties owned and included in continuing operations as of December 31, 2007 were owned as of the beginning of the periods presented.
NOTE 2: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all room revenues related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Brand
(Unaudited)

			Three Months Ended		Twelve Months Ended		Percent
			December 31,		December 31,		Change in RevPAR
Brand	Number of Hotels	Number of Rooms	2007	2006	2007	2006	Quarter	YTD
Hilton	35	8,012	$101.67	$96.17	$110.15	$101.44	5.7%	8.6%
Hyatt	5	2,591	$92.17	$86.85	$97.51	$92.81	6.1%	5.1%
InterContinental	2	420	$136.86	$123.37	$148.35	$133.01	10.9%	11.5%
Independent	2	317	$42.99	$70.01	$63.59	$79.29	-38.6%	-19.8%
Marriott	57	11,713	$99.24	$92.74	$102.35	$97.13	7.0%	5.4%
Radisson	2	315	$59.28	$55.31	$61.43	$59.90	7.2%	2.6%
Starwood	7	2,113	$79.14	$75.33	$88.71	$85.35	5.1%	3.9%

Total Portfolio	110	25,481	$97.26	$91.67	$103.02	$97.03	6.1%	6.2%

NOTE 1: The above pro forma table assumes the 110 hotel properties owned and included in continuing operations as of December 31, 2007 were owned as of the beginning of the periods presented.
NOTE 2: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all room revenues related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel Operating Profit by Region
(In thousands)
(Unaudited)

			Three Months Ended				Twelve Months Ended				Percent Change in
			December 31,				December 31,				Hotel Operating Profit
Region	Number of Hotels	Number of Rooms	2007	% Total	2006	% Total	2007	% Total	2006	% Total	Quarter	YTD
Pacific (1)	22	5,864	$25,020	26.8%	$22,327	25.9%	$102,964	27.5%	$91,677	26.8%	12.1%	12.3%
Mountain (2)	8	1,704	$6,158	6.6%	$6,624	7.7%	$25,895	6.9%	$24,731	7.2%	-7.0%	4.7%
West North Central (3)	3	690	$2,371	2.5%	$2,171	2.5%	$9,867	2.6%	$8,913	2.6%	9.2%	10.7%
West South Central (4)	11	2,585	$9,848	10.5%	$8,694	10.1%	$38,029	10.2%	$31,561	9.2%	13.3%	20.5%
East North Central (5)	10	2,624	$6,210	6.6%	$6,239	7.2%	$26,822	7.2%	$29,009	8.5%	-0.5%	-7.5%
East South Central (6)	2	236	$510	0.5%	$634	0.7%	$2,976	0.8%	$3,151	0.9%	-19.5%	-5.6%
Middle Atlantic (7)	10	2,669	$11,170	12.0%	$10,313	12.0%	$37,869	10.1%	$33,304	9.7%	8.3%	13.7%
South Atlantic (8)	39	8,044	$30,275	32.4%	$27,297	31.7%	$123,114	32.9%	$111,593	32.6%	10.9%	10.3%
New England (9)	4	458	$871	0.9%	$618	0.7%	$2,989	0.8%	$2,202	0.6%	40.9%	35.7%
Canada	1	607	$999	1.1%	$1,288	1.5%	$3,538	0.9%	$5,672	1.7%	-22.4%	-37.6%

Total Portfolio	110	25,481	$93,431	100.0%	$86,205	100.0%	$374,063	100.0%	$341,815	100.0%	8.4%	9.4%

(1)	Includes Alaska and California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Illinois, and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE 1: The above pro forma table assumes the 110 hotel properties owned and included in continuing operations as of December 31, 2007 were owned as of the beginning of the periods presented.
NOTE 2: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT MARGIN
(Unaudited)
99 HOTELS NOT UNDER RENOVATION AND INCLUDED IN CONTINUING OPERATIONS AT DECEMBER 31, 2007 AS IF SUCH HOTELS WERE OWNED AS OF THE BEGINNING OF THE PERIODS PRESENTED:
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

4th Quarter 2007	28.48%
4th Quarter 2006	26.73%

Variance	1.75%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.21%
Food & Beverage and Other Departmental	0.74%
Administrative & General	0.09%
Sales & Marketing	0.32%
Hospitality	-0.02%
Repair & Maintenance	-0.04%
Energy	0.17%
Franchise Fee	-0.23%
Management Fee	-0.03%
Incentive Management Fee	0.02%
Insurance	0.31%
Property Taxes	0.33%
Leases/Other	-0.13%

Total	1.75%

NOTE 1: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA SEASONALITY TABLE
(In Thousands)
(Unaudited)
ALL 110 HOTELS OWNED AND INCLUDED IN CONTINUING OPERATIONS AS OF DECEMBER 31, 2007:

	2007	2007	2007	2007
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	TTM
Total Hotel Revenue	$314,148	$342,603	$313,911	$348,467	$1,319,129
Hotel EBITDA	$91,044	$105,768	$83,821	$93,431	$374,064
Hotel EBITDA Margin	29.0%	30.9%	26.7%	26.8%	28.4%

EBITDA % of Total TTM	24.3%	28.3%	22.4%	25.0%	100.0%

JV Interests in EBITDA	$1,657	$2,330	$1,577	$1,567	$7,131

NOTE 1: The above pro forma table assumes that the 110 hotel properties owned and included in continuing operations as of December 31, 2007 were owned as of the beginning of the periods presented.
NOTE 2: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
Capital Expenditures Calendar
110 Core Hotels (a)

	2007					2008
		Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated	Estimated
	Rooms	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Residence Inn Evansville	78	x
SpringHill Suites BWI Airport	133	x
SpringHill Suites Centreville	136	x
SpringHill Suites Gaithersburg	162	x
Courtyard Overland Park	168	x
Hilton Santa Fe	157	x
Hilton Garden Inn Jacksonville	119	x
Marriott at Research Triangle Park	225	x				x	x
Marriott Crystal Gateway	697	x			x	x	x
Hyatt Dulles	316	x	x			x
Sea Turtle Inn Jacksonville	193	x	x	x	x	x	x
Sheraton City Center - Indianapolis	371		x	x					x
JW Marriott San Francisco	338		x	x	x	x	x
Embassy Suites Las Vegas Airport	220			x
Homewood Suites Mobile	86			x	x
Residence Inn Lake Buena Vista	210			x	x
Embassy Suites Walnut Creek	249			x	x	x
Embassy Suites Philadelphia Airport	263			x	x	x
Sheraton San Diego Mission Valley	260				x	x
Hilton Tucson El Conquistador Golf Resort	428				x			x	x
Residence Inn Jacksonville	120				x	x
Hilton Minneapolis Airport	300				x	x	x
Courtyard San Francisco Downtown	405					x
Courtyard Basking Ridge	235					x
TownePlace Suites Manhattan Beach	144					x
Embassy Suites Santa Clara — Silicon Valley	257					x	x
Sheraton Anchorage	375					x	x
Hampton Inn Jacksonville	118						x	x
Hampton Inn Lawrenceville	86						x	x
Hilton Dallas - Lincoln Centre	500						x	x
Hampton Inn Houston Galleria	150						x	x
Embassy Suites West Palm Beach	160							x	x
Courtyard Ft. Lauderdale Weston	174							x	x
Doubletree Suites Columbus	194							x	x
Hyatt Regency Coral Gables	242							x	x
Hilton Rye Town	446								x
Marriott Legacy Center	404								x
Hyatt Regency Orange County	654								x
Courtyard Louisville Airport	150								x
SpringHill Suites Manhattan Beach	164								x
SpringHill Suites Charlotte	136								x
SpringHill Suites Raleigh Airport	120								x
SpringHill Suites Mall of Georgia	96								x
SpringHill Suites Richmond	136								x
Hilton Nassau Bay - Clear Lake	243								x
Hilton Costa Mesa	486								x
Courtyard Edison	146								x
SpringHill Suites Philadelphia	199								x
Marriott Bridgewater	347								x

(a)	Only hotels which have had or are expected to have significant capital expenditures during 2007 or 2008 are included in this table. This table excludes a possible $50.0 million related to ROI projects.